UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On February 26, 2015, PPL Corporation (the “Company”) entered into two separate Equity Distribution Agreements (each, an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (each, a “Manager” and collectively, the “Managers”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $500.0 million of its common stock, par value $.01 per share (the “Common Stock”), through the Managers. Sales of the Common Stock made pursuant to the Equity Distribution Agreements, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the applicable Manager. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. Any Shares sold will be offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-202290) filed with the Securities and Exchange Commission on February 25, 2015.

Copies of the Equity Distribution Agreements are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Equity Distribution Agreement, dated February 26, 2015, by and among PPL Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.2	Equity Distribution Agreement, dated February 26, 2015, by and among PPL Corporation and Morgan Stanley & Co. LLC

5.1	Opinion of Frederick C. Paine, Esq.

23.1	Consent of Frederick C. Paine, Esq. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Mark F. Wilten
Mark F. Wilten Vice President, Treasurer and Chief Risk Officer

Dated: February 26, 2015